Ex. (m)(4)

STRATEGIC PARTNERS OPPORTUNITY FUNDS

Jennison Select Growth Fund

Dryden Strategic Value Fund

Jennison Small Cap Opportunity Fund

NOTICE OF RULE 12B-1 FEE WAIVER

Class A Shares (Jennison Select Growth Fund and Dryden Strategic Value Fund)

Class R Shares (Jennison Small Cap Opportunity Fund)

THIS NOTICE OF RULE 12B-1 FEE WAIVER is signed as of March 1, 2008, by PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (PIMS), the principal underwriter of Jennison Select Growth Fund, Dryden Strategic Value Fund and Jennison Small Cap Opportunity Fund, each a series of Strategic Partners Opportunity Funds, an open-end management investment company (the Fund).

WHEREAS, PIMS desires to waive a portion of its distribution and shareholder services fees payable on Class A shares of Jennison Select Growth Fund and Dryden Strategic Value Fund (Rule 12b-1 fees); and

WHEREAS, PIMS desires to waive a portion of its distribution and shareholder services fees payable on Class R shares of Jennison Small Cap Opportunity Fund (Rule 12b-1 fees); and

WHEREAS, PIMS understands and intends that the Fund will rely on this Notice and agreement in preparing a registration statement on Form N-1A and in accruing the Fund’s expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Fund to do so; and

WHEREAS, shareholders of the Fund will benefit from the ongoing contractual waivers by incurring lower Fund operating expenses than they would absent such waivers.

NOW, THEREFORE, PIMS hereby provides notice that it has agreed to limit the distribution and service (12b-1) fees incurred by Class A shares of Jennison Select Growth Fund and Dryden Strategic Value Fund to .25 of 1% of the average daily net assets of Jennison Select Growth Fund and Dryden Strategic Value Fund. This contractual waiver shall be effective from the date hereof through June 30, 2009; and

NOW, THEREFORE, PIMS hereby provides notice that it has agreed to limit the distribution and service (12b-1) fees incurred by Class R shares of Jennison Small Cap Opportunity Fund to .50 of 1% of the average daily net assets attributable to Class R shares of Jennison Small Cap Opportunity Fund. This contractual waiver shall be effective from the date hereof through June 30, 2009.

IN WITNESS WHEREOF, PIMS has signed this Notice of Rule 12b-1 Fee Waiver as of the day and year first above written.

PRUDENTIAL INVESTMENT

MANAGEMENT SERVICES LLC

By: /s/ Robert F. Gunia

Name: Robert F. Gunia

Title: President

L:\MFApps\CLUSTER 4\Waivers\SPOF\12b-1 Fee Waiver A & R shares to 6-30-09.doc